FIRST AMENDMENT TO THE TIDAL ETF TRUST
INVESTMENT ADVISORY AGREEMENT

with

TOROSO INVESTMENTS, LLC

THIS FIRST AMENDMENT to the Investment Advisory Agreement, dated as of November 14, 2019 (the “Agreement”), entered into by and between TIDAL ETF TRUST (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and TOROSO INVESTMENTS, LLC (hereinafter called the “Adviser”), is entered into as of December 18, 2020.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to add the SP Funds S&P Global REIT Sharia ETF as a series of the Trust, as set forth on Schedule A to the Agreement; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the purpose of adding the SP Funds S&P Global REIT Sharia ETF, to be effective at the time the SP Funds S&P Global REIT Sharia ETF commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above

TIDAL ETF TRUST		TOROSO INVESTMENTS, LLC
on behalf of its series listed on Amended Schedule A
By: /s/ Eric W. Falkeis		By: /s/ Daniel H. Carlson
Name:	Eric W. Falkeis	Name:	Daniel H. Carlson
Title:	President	Title:	Chief Financial Officer

Amended Schedule A to the

TIDAL ETF TRUST INVESTMENT ADVISORY AGREEMENT
with

TOROSO INVESTMENTS, LLC

Fund Name	Advisory Fee	Effective Date
SP Funds Dow Jones Global Sukuk ETF	0.65%	12/27/2019
SP Funds S&P 500 Sharia Industry Exclusions ETF	0.49%	12/17/2019
SP Funds S&P Global REIT Sharia ETF	0.69%	Commencement of operations